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                                                                    Exhibit 99.1

                         [AWARE,INC LOGO APPEARS HERE]



FOR IMMEDIATE RELEASE

Contact:
Keith Farris
Aware, Inc.
781-276-4000

          AWARE, INC. REPORTS FOURTH QUARTER AND 2006 FINANCIAL RESULTS


BEDFORD, MASS. - FEBRUARY 6, 2007 - Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its fourth quarter ended December 31, 2006.

Revenues for the fourth quarter of 2006 increased 76% to $6.4 million, from $3.7 million in the same quarter last year. For the twelve months ended December 31, 2006, revenues increased 54% to $24.1 million, compared to $15.7 million in the same period a year ago.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

GAAP net income for the fourth quarter of 2006 was $0.9 million, or $0.04 per diluted share, which included $0.2 million of stock-based compensation charges, as this was the Company's fourth quarter subject to the provisions of FAS 123(R). This compared to a GAAP net loss of $1.2 million, or $0.05 per share, for the same period a year ago. GAAP net income for the twelve


--------------------------------------------------------------------------------
        AWARE, INC. O 40 MIDDLESEX TURNPIKE O BEDFORD, MA USA 01730-1432
       TEL: (781) 276-4000 O FAX: (781) 276-4001 O E-MAIL: AWARE@AWARE.COM


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AWARE, INC. REPORTS 2006 FOURTH QUARTER FINANCIAL RESULTS                 Page 2


months ended December 31, 2006 was $1.0 million, or $0.04 per diluted share, compared to a net loss of $2.5 million, or $0.11 per share, for the same period a year ago. GAAP results prior to 2006 do not include a charge for stock-based compensation.

Non-GAAP net income for the fourth quarter of 2006, excluding the effect of stock-based compensation, was $1.1 million, or $0.04 per diluted share. For the twelve months ended December 31, 2006, the company had a non-GAAP net income, excluding the effect of stock-based compensation, of $3.0 million, or $0.12 per diluted share.

Michael Tzannes, Aware's chief executive officer, said, "During 2006, we were successful on important fronts in all aspects of our business. The future of DSL is ADSL2+ and VDSL2 and we are actively participating in deployments and new product developments. For the DSL test and diagnostics market, we launched new hardware and software products that are gaining traction as phone companies turn their attention to service assurance and test infrastructure. In biometrics, we further improved the value proposition of our software products for criminal justice, border control, and secure credential applications. We are entering 2007 with a strong feeling of optimism about our position in the markets we are addressing."

Note: Aware's conference call will be broadcast live over the Internet today, February 6, 2007 at 5:00 p.m. Eastern Time. To listen to the call, please go to WWW.AWARE.COM/IR. The conference call may also be heard by calling (719) 457-2633 and referencing the confirmation number 8449736. A replay of the call will be archived on our website after the call.

ABOUT AWARE
Aware is a leading technology supplier for the telecommunications industries. For more than ten years, Aware has pioneered innovations at telecommunications standards-setting organizations and continues to develop and market DSL silicon intellectual property and test and diagnostics products. Its StratiPHY(tm) IP product line supports DSL standards, including ADSL2+ and VDSL2, and has been broadly licensed to leading semiconductor companies. Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL(R) software to help provision DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992. Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging. Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts. WWW.AWARE.COM

SAFE HARBOR WARNING
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. The DSL factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2005 and other reports and filings made with the Securities and Exchange Commission.


DR. DSL, STRATIPHY, STRATIPHY2+, STRATIPHY3, AND STRATIPHY-BONDED ARE TRADEMARKS
                    OR REGISTERED TRADEMARKS OF AWARE, INC.


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AWARE, INC. REPORTS 2006 FOURTH QUARTER FINANCIAL RESULTS                 Page 3

                                                       AWARE, INC.
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                      THREE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                         DECEMBER 31,                             DECEMBER 31,
                                              --------------------------------         ---------------------------------
                                                   2006                2005                2006                  2005
                                              ------------        ------------         ------------         ------------
Revenue:
     Product sales .....................      $      2,637        $      1,268         $      7,610         $      5,431
     Contract revenue ..................             2,644               1,658               12,569                6,719
     Royalties .........................             1,168                 747                3,877                3,517
                                              ------------        ------------         ------------         ------------
         Total Revenue .................             6,449               3,673               24,056               15,667

Costs and expenses:
     Cost of product sales (1) .........               303                 195                  918                  474
     Cost of contract revenue (1) ......             1,422                 886                5,182                3,270
     Research and development (1) ......             2,585               2,770               11,231               10,170
     Selling and marketing (1) .........               841                 673                3,359                2,738
     General and administrative (1) ....               859                 693                3,788                2,633
                                              ------------        ------------         ------------         ------------
         Total costs and expenses ......             6,010               5,217               24,478               19,285

Net income (loss) from operations ......               439              (1,544)                (422)              (3,618)
Interest income ........................               498                 351                1,840                1,150
                                              ------------        ------------         ------------         ------------

Net income (loss) before provision for
income taxes ...........................               937              (1,193)               1,418               (2,468)
Provision for income taxes .............                55                  -                   384                  -
                                              ------------        ------------         ------------         ------------

Net income (loss) ......................      $        882        ($     1,193)        $      1,034         ($     2,468)
                                              ============        ============         ============         ============

Net income (loss) per share - basic ....      $       0.04        ($      0.05)        $       0.04         ($      0.11)
Net income (loss) per share - diluted...      $       0.04        ($      0.05)        $       0.04         ($      0.11)

Weighted average shares - basic ........        23,596,832          23,220,231           23,474,048           23,075,592
Weighted average shares - diluted ......        24,998,093          23,220,231           24,964,958           23,075,592



(1) Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (FAS 123(R)). Accordingly, for the twelve months ended December 31, 2006, stock-based compensation was accounted for under FAS 123(R) while, for the twelve months ended December 31, 2005, stock-based compensation was accounted for under APB No. 25 "Accounting for Stock Issued to Employees." The amounts in the tables above include stock-based compensation as follows (in thousands):



                                                   THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                      DECEMBER 31,                     DECEMBER 31,
                                              -----------------------------    -----------------------------
                                                  2006            2005             2006            2005
                                              -------------    ------------    -------------    ------------
Cost of product sales...................        $    3           $     -         $   15          $     -
Cost of contract revenue................            51                 -            149                -
Research and development................           118                 -            904                -
Sales and marketing.....................            23                 -            289                -
General and administrative..............            48                 -            580                -
                                              -------------    ------------    -------------    ------------
Total stock-based compensation costs....        $  243           $     -         $1,937          $     -
                                              -------------    ------------    -------------    ------------


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AWARE, INC. REPORTS 2006 FOURTH QUARTER FINANCIAL RESULTS                 Page 4


                                                 AWARE, INC.
                                NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                    DECEMBER 31,                       DECEMBER 31,
                                           -------------------------------    ------------------------------
                                               2006               2005             2006             2005
                                           ------------       ------------    ------------      ------------
GAAP net income (loss) .................     $   882            ($1,193)        $ 1,034           ($2,468)
     Stock-based compensation...........         243               ---            1,937             ---
                                           ------------       ------------    ------------      ------------
Non-GAAP net income (loss) .............     $ 1,125            ($1,193)        $ 2,971           ($2,468)
                                           ------------       ------------    ------------      ------------


                                                 THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                    DECEMBER 31,                       DECEMBER 31,
                                           -------------------------------    ------------------------------
                                               2006               2005            2006              2005
                                           ------------       ------------    ------------      ------------
GAAP diluted net income (loss) per share     $   0.04           ($  0.05)       $   0.04          ($  0.11)
     Stock-based compensation ..........         0.00                -              0.08               -
                                           ------------       ------------    ------------      ------------
Non-GAAP diluted net income (loss) per
share ..................................     $   0.04           ($  0.05)       $   0.12          ($  0.11)
                                           ------------       ------------    ------------      ------------



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AWARE, INC. REPORTS 2006 FOURTH QUARTER FINANCIAL RESULTS                 Page 5


                                        AWARE, INC.
                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (IN THOUSANDS)



                                                         DECEMBER 31,         DECEMBER 31,
                                                            2006                 2005
                                                      ---------------      ---------------
ASSETS
     Cash and investments.............................        $39,802              $36,763
     Accounts receivable, net.........................          4,738                3,749
     Property and equipment, net......................          8,123                8,075
     Other assets, net................................          1,923                1,154
                                                      ---------------      ---------------

     Total assets.....................................        $54,586              $49,741
                                                      ===============      ===============



LIABILITIES AND STOCKHOLDERS' EQUITY

     Total current liabilities........................         $2,886               $2,238

     Long-term deferred revenue.......................            330                    -

     Total stockholders' equity.......................         51,370               47,503
                                                      ---------------      ---------------

     Total liabilities and stockholders' equity.......        $54,586              $49,741
                                                      ===============      ===============




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